UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 2, 2009

MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W University Dr, Suite 231 Tempe, AZ 85281	85281-3291
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 553 5795

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(a) On October 30, 2009, Modavox issued an update on their Intellectual Property Infringement Litigation and events related to those matters. A copy of this press release is furnished below in this form 8-K.

Modavox Files Motion for Sanctions for Spoliation of Evidence and Evasive Disclosure Practices in Tacoda Patent Infringement Case Sanctions Motion Seeks Remedies Including Remedial Evidentiary Sanctions, Stipulation of Certain Facts and "Adverse Inference" Jury Instruction Related to "Spoliation" of Source Code and Evasive Discovery Practices

NEW YORK and LOS ANGELES, Oct. 30, 2009 (GLOBE NEWSWIRE) -- Modavox, Inc. (OTCBB:MDVX - News), Internet broadcasting pioneer and holder of several patented technologies, today announced that on Wednesday, October 28, 2009, it filed a Motion for Sanctions for Spoliation of Evidence and Evasive Disclosure Practices in the U.S. District Court of New York (Southern District) pertaining to the patent infringement lawsuit filed by Modavox against Tacoda on August 9, 2007.

"Spoliation of evidence" is a legal term of art which refers to the destruction or significant alteration of evidence or the failure of a party in litigation to preserve evidence for another party's use in pending or reasonably foreseeable litigation. If a party knows or should know that a legal action is pending and the destroyed or lost materials are subject to an obligation of disclosure or discovery, any spoliation of such evidence is a violation of the disclosure and discovery rules. Spoliation of evidence may be sanctioned under authorities including Rule 37 of the Federal Rules of Civil Procedure.

The purpose of a spoliation sanction is to prevent spoliators from benefiting from their wrongdoing. In constructing the appropriate sanction, a court will tailor the sanction to reflect the preventative, punitive and remedial rationales underlying the spoliation doctrine. With its Motion, Modavox asked the Court to find that a number of the procedures Tacoda employs in its operations correspond directly with steps in the Modavox patents. If the Court so concludes, this would eliminate the need for Modavox to prove infringement at trial relating to those steps.

Modavox's 51-page motion accompanied by declarations of its experts and 66 Exhibits, describes alleged activities and omissions of Tacoda which resulted in the loss or destruction of evidence, including alteration of evidence and evasive actions taken by Tacoda during discovery. The Motion, which was filed partially under seal pursuant to a previously issued Protective Order, identifies software Source Code, meta data, and other significant materials that Modavox contends were lost, destroyed or withheld in violation of applicable Court Orders and legal authorities. The Motion further contends that Tacoda had an obligation to preserve this evidence regarding its Source Code and that Tacoda should have known that destruction of such Source Code would materially limit Modavox's ability to fully and fairly prepare its infringement claims for trial.

The Motion seeks remedial and punitive evidentiary sanctions. Such sanctions include judicial findings and factual stipulations related to Tacoda's Internet software and hardware for the period in question, and jury instructions as to such facts and judicial findings. In addition, the Motion seeks a specific jury instruction that (i) Tacoda destroyed portions of Source Code and meta data that existed in 2007 when Modavox filed and served its Complaint against Tacoda; and (ii) that Tacoda knew or should have known that such destruction would hinder and prevent Modavox in producing direct evidence of infringement, and that the jury may thus consider this destruction of Source Code and meta data in reaching a verdict in the case. The Motion also seeks attorney fees and costs.

Prior to Modavox's filing the Motion, per the Court's required procedures, Modavox and Tacoda agreed upon a briefing schedule where Tacoda's response is due fourteen days after receipt of the motion papers and Modavox's reply is due seven days after receipt of the opposition papers.

About Modavox

Modavox, Inc., the customized communications company, is a pioneer in Internet broadcasting, producing and syndicating online audio and video, offering innovative, effective, and comprehensive online tools for reaching targeted niche communities worldwide. Through patented Modavox technology, Modavox delivers content straight to desktops and Internet-enabled devices. Modavox provides managed access for live and on-demand Internet radio broadcasting, e-learning and rich media advertising. Modavox's Augme Mobile line of business, based in New York City, offers a comprehensive Web-based marketing platform that provides marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers (users of mobile phones and portable digital devices) through traditional print advertising channels. Augme Mobile's AD LIFE(TM) mobile marketing platform, as enhanced by Modavox technical assets, fulfills the advertiser's need to offer interactive multimedia mobile content, while simultaneously satisfying the consumer's desire for easier and more robust mobile connectedness. For more information, please visit www.modavox.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Modavox, Inc.
Media Relations
212-710-9376
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODAVOX, INC. (Registrant)
Date: November 2, 2009	By:	/s/ MARK SEVERINI
(Mark Severini, Chief Executive Officer)